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                                                                      EXHIBIT 11

                         SHOLODGE, INC AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                           BASIC AND ASSUMING DILUTION


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                                                                                                 FOR THE YEAR ENDED
                                                                                    -------------------------------------------
                                                                                       DEC. 31,       DEC. 29,        DEC. 28,
                                                                                         1995           1996            1997
                                                                                    -------------------------------------------
BASIC:

  EARNINGS APPLICABLE TO COMMON STOCK (BASIC):
     FROM CONTINUING OPERATIONS                                                     $17,760,160     $ 9,471,524     $ 6,188,036
     INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax effect                      (75,033)
     GAIN ON DISPOSAL OF DISCONTINUED BUSINESS SEGMENT, net of income tax effect                         25,200         526,000
     EXTRAORDINARY LOSS, net of tax effect                                             (708,195)       (186,124)
     CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE, net of tax effect                                        (1,164,114)
                                                                                    -------------------------------------------
     NET EARNINGS                                                                   $16,976,932     $ 9,496,724     $ 5,363,798
                                                                                    ===========================================

  SHARES:
     WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                       8,227,334       8,231,548       8,244,572
                                                                                    ===========================================

  BASIC EARNINGS PER SHARE:
     FROM CONTINUING OPERATIONS                                                     $      2.16     $      1.15     $      0.75
     INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax effect                  $     (0.01)
     GAIN ON DISPOSAL OF DISCONTINUED BUSINESS SEGMENT, net of income tax effect                                    $      0.06
     EXTRAORDINARY LOSS, net of tax effect                                          $     (0.09)                    $     (0.02)
     CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE, net of tax effect                                       $     (0.14)
                                                                                    -------------------------------------------
     NET EARNINGS                                                                   $      2.06     $      1.15     $      0.65
                                                                                    ===========================================

DILUTED:

  EARNINGS APPLICABLE TO COMMON STOCK (BASIC):
     FROM CONTINUING OPERATIONS                                                     $17,760,160     $ 9,496,724     $ 6,188,036
     INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax effect                      (75,033)
     GAIN ON DISPOSAL OF DISCONTINUED BUSINESS SEGMENT, net of income tax effect                         25,200         526,000
     EXTRAORDINARY LOSS, net of tax effect                                             (708,195)                       (186,124)
     CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE, net of tax effect                                        (1,164,114)
                                                                                    -------------------------------------------
     NET EARNINGS                                                                   $16,976,932     $ 9,521,924     $ 5,363,798

  INTEREST (LESS TAX) ON CONVERTIBLE
    SUBORDINATED DEBENTURES                                                           2,541,375       2,541,375       2,541,375

  ADJUSTED EARNINGS APPLICABLE TO COMMON STOCK:
     FROM CONTINUING OPERATIONS                                                     $20,301,535     $12,038,099     $ 8,729,411
     INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax effect                      (75,033)
     GAIN ON DISPOSAL OF DISCONTINUED BUSINESS SEGMENT, net of income tax effect                         25,200         526,000
     EXTRAORDINARY LOSS, net of tax effect                                             (708,195)                       (186,124)
     CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE, net of tax effect                                        (1,164,114)
                                                                                    -------------------------------------------
     NET EARNINGS                                                                   $19,518,307     $12,063,299     $ 7,905,173
                                                                                    ===========================================

  SHARES:
     WEIGHTED AVERAGE COMMON AND COMMON
      EQUIVALENT SHARES OUTSTANDING                                                   8,525,742       8,440,890       8,414,955

     SHARES ISSUABLE UPON CONVERSION OFCONVERTIBLE
       SUBORDINATED DEBENTURES                                                        2,316,602       2,316,602       2,316,602

                                                                                    -------------------------------------------
                                                                                     10,842,344      10,757,492      10,731,557
                                                                                    ===========================================

   DILUTED EARNINGS PER SHARE:
     FROM CONTINUING OPERATIONS                                                     $      1.87     $      1.12     $      0.74
     INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax effect                  $     (0.01)
     GAIN ON DISPOSAL OF DISCONTINUED BUSINESS SEGMENT, net of income tax effect                                    $      0.06
     EXTRAORDINARY LOSS, net of tax effect                                          $     (0.06)                    $     (0.02)
     CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE, net of tax effect                                       $     (0.14)
                                                                                    -------------------------------------------
     NET EARNINGS                                                                   $      1.80     $      1.12     $      0.64
                                                                                    ===========================================

PRO FORMA:

   INCOME FROM CONTINUING OPERATIONS, BEFORE EXTRAORDINARY ITEMS,
      ASSUMING ACCOUNTING CHANGE IS APPLIED RETROACTIVELY                           $17,693,815     $ 9,022,115     $ 6,188,036
         EARNINGS PER SHARE:
              BASIC                                                                 $      2.15     $      1.10     $      0.75
              DILUTED                                                               $      1.87     $      1.08     $      0.74

   NET INCOME                                                                       $16,910,587     $ 9,047,315     $ 6,527,912
         EARNINGS PER SHARE:
              BASIC                                                                 $      2.06     $      1.10     $      0.79
              DILUTED                                                               $      1.79     $      1.08     $      0.78
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